EXHIBIT 33.2

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.
MANAGEMENT'S ASSESSMENT OF COMPLIANCE
WITH REGULATION AB SERVICING CRITERIA

Great Lakes Educational Loan Services, Inc. ("Great Lakes") asserts as of December 31, 2006 and for the period from January 1, 2006 to December 31, 2006 (the "Reporting Period") and as required by item 1122(d) of Regulation AB of the Securities and Exchange Commission ("Regulation AB"), that:

1.	Great Lakes is responsible for assessing compliance as of and for the Reporting Period with the servicing criteria set forth in Item 1122 (d) of Regulation AB, excluding the criteria which we have concluded are not applicable to the servicing activities we perform as indicated on the attached schedule, (the "Applicable Servicing Criteria") with respect to student loans serviced on the Great Lakes' servicing system (the "Regulation AB Platform"):

2.	Great Lakes has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that Great Lakes has complied, in all material respects, with the Applicable Servicing Criteria with respect to Regulation AB for the Regulation AB Platform;

3.	Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Great Lakes Educational Loan Services, Inc.

February 16, 2007	/s/ Michael J. Noack Name: Michael J. Noack Title: Chief Servicing Officer

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

Applicable Servicing Criteria Schedule

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Reference       Criteria                                                                                  Applicable
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                General Servicing Considerations
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1122(d)(1)(i)   Policies and procedures are instituted to monitor any performance or other                     Yes
                triggers and events of default in accordance with the Transaction Documents.
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1122(d)(1)(ii)  If any material servicing activities are outsourced to third parties, policies and             Yes
                procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
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1122(d)(1)(iii) Any requirements in the Transaction Documents to maintain a back-up servicer for the           No
                trust student loans are maintained.
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1122(d)(1)(iv)  A fidelity bond and errors and omissions policy is in effect on the party                      No
                participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
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                Cash Collection and Administration
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1122(d)(2)(i)   Payments on trust student loans are deposited into the appropriate custodial bank              Yes
                accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.
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1122(d)(2)(ii)  Disbursements made via wire transfer on behalf of an obligor or to an investor are             No
                made only by authorized personnel.
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1122(d)(2)(iii) Advances of funds or guarantees regarding collections, cash flows or distributions,            No
                and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.
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1122(d)(2)(iv)  The related accounts for the transaction, such as cash reserve accounts or accounts            No
                established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.
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1122(d)(2)(v)   Each custodial account is maintained at a federally insured depository institution as          Yes
                set forth in the Transaction Documents. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
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1122(d)(2)(vi)  Unissued checks are safeguarded so as to prevent unauthorized access.                          Yes
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GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

Applicable Servicing Criteria Schedule

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1122(d)(2)(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related       Yes
                bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the
                Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.
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                Investor Remittances and Reporting
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1122(d)(3)(i)   Reports to investors, including those to be filed with the Commission, are maintained          No
                in accordance with the Transaction Documents and applicable Commission requirements.
                Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the
                Commission as required by its rules and regulations; and (13) agree with investors' or the trustee's records as to the total unpaid principal balance and number of student loans serviced by the Servicer.
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1122(d)(3)(ii)  Amounts due to investors are allocated and remitted in accordance with                         No
                timeframes, distribution priority and other terms set forth in the Transaction
                Documents.
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1122(d)(3)(iii) Disbursements made to an investor are posted within two business days to the                   No
                Servicer's investor records, or such other number of days specified in the
                Transaction Documents.
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1122(d)(3)(iv)  Amounts remitted to investors per the investor reports agree with canceled checks or           No
                other form of payment, or custodial bank statements.
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                Pool Asset Administration
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1122(d)(4)(i)   Collateral or security on student loans is maintained as required by the                       No
                Transaction Documents or related student loan documents.
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1122(d)(4)(ii)  Student loan and related documents are safeguarded as required by the                         Yes
                Transaction Documents.
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1122(d)(4)(iii) Any additions, removals or substitutions to the asset pool are made, reviewed and              No
                approved in accordance with any conditions or requirements in the Transaction
                Documents.
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1122(d)(4)(iv)  Payments on student loans, including any payoffs, made in accordance with the related         Yes
                student loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the
                Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.
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1122(d)(4)(v)   The Servicer's records regarding the student loans agree with the Servicer's                  Yes
                records with respect to an obligor's unpaid principal balance.
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GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

Applicable Servicing Criteria Schedule

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1122(d)(4)(vi)   Changes with respect to the terms or status of an obligor's student loans (e.g.,              Yes
                 loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.
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1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds         Yes
                 in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.
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1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a student loan        Yes
                 is delinquent in accordance with the Transaction Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Transaction
                 Documents, and describe the entity's activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
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1122(d)(4)(ix)   Adjustments to interest rates or rates of return for student loans with variable              Yes
                 rates are computed based on the related student loan documents.
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1122(d)(4)(x)    Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such           No
                 funds are analyzed, in accordance with the obligor's student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B)
                 interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.
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1122(d)(4)(xi)   Payments made on behalf of an obligor (such as tax or insurance  payments) are made on         No
                 or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.
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1122(d)(4)(xii)  Any late payment penalties in connection with any payment to be made on behalf of              No
                 an obligor are paid from the servicer's funds and not charged to the obligor unless the late payment was due to the obligor's error or omission.
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1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the          No
                 obligor's records maintained by the servicer, or such other number of days specified in the Transaction Documents.

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1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and                      Yes
                 recorded in accordance with the Transaction Documents.
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1122(d)(4)(xv)   Any external enhancement or other support, identified in Item 1114(a)(1) through              Yes
                 (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction
                 Documents.
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APPENDIX B

College Loan Corporation Trust I